Exhibit 10.18

IDC Server Room Outsourcing Agreement

Party A: Beijing 21Vianet Broad Band Data Center Co., Ltd.

Party B: 21Vianet Engineering Technology Services Co., Ltd. (“VEE”)

(Collectively, the “Parties”)

ARTICLE 1	DEFINITION

1.	Facilities mean power distribution system, UPS system (including battery), air conditioning system, fire prevention system, data center monitoring system, access control system, and CCTV monitoring system in the B28 and M5 data centers located at Jiuxianqiao, Beijing.

ARTICLE 2	SCOPE OF SERVICES

Party B shall, at the request of Party A, establish and maintain an independent maintenance team responsible for providing maintenance services regarding the data center’s operation and ensure the services in compliance with the standards agreed upon hereunder.

ARTICLE 3	ITEMS OF SERVICES

1.	Conduct a 7*24 maintenance and management regarding the Facilities;

2.	The services include daily inspection, trouble shooting, Facilities monitoring and regular equipment maintenance of the Facilities (see appendix for detailed information).

ARTICLE 4	UNDERTAKINGS REGARDING SERVICES

1.	Ensuring provision of 7*24 services by power maintenance personnel; and

2.	Ensuring provision of inspection and regular maintenance of the Facilities.

ARTICLE 5	PARTY A’S RIGHTS AND OBLIGATIONS

1.	Party A shall provide necessary working space for Party B’s operation maintenance personnel;

2.	Party A shall pay the service fee to Party B monthly;

3.	Party A may seek necessary and legitimate measures for supervision of Party B’s services.

ARTICLE 6	PARTY B’S RIGHTS AND OBLIGATIONS

1.	Party B shall assign an independent team to conduct maintenance and management regarding the data center’s operation, and shall fulfill its undertakings with respect to its services to be provided hereunder;

2.	Party B shall appoint specific personnel responsible for management of the maintenance and management team, including the organizational structure, selection of personnel, personnel welfare and salaries, personnel training, establishing work process, management system, and shall regularly report to Party A.

ARTICLE 7	LIABILITIES FOR BREACH OF CONTRACT

1.	A penalty will be imposed on Party A for any overdue payment of service fee, equaling to 0.3% of the total monthly service fee for each day overdue.

2.	If the services provided by Party B fail to meet the service standards agreed upon by the Parties, Party A may deduct certain amount from the monthly service fee, provided that the deducted amount is determined by both Parties through negotiations.

ARTICLE 8	SERVICE FEE, TERM OF SERVICE AND OTHER TENTATIVE FEES

1.	This Agreement shall become effective on July 1st, 2008, upon execution and affixture of seals by the Parties.

2.	The term of this Agreement and the term of services are 6 months respectively.

3.	The monthly service fee is RMB 205,270.

4.	Other tentative fees: if any person other than member of the maintenance and management team is required to access the IDC server room for certain work which is not included in the services provided by Party B, such as power cutover and reconstruction, the fees so incurred shall not be covered by the monthly service fee mentioned in above clause.

ARTICLE 9	PAYMENT METHOD

1.	Party A make payment of the monthly service fee by the 30th day of each month to Party B’s account as follows;

Party B’s account information:

2.	Party B shall provide an official invoice recognized by the financial and taxes authorities within five (5) business days upon receipt of the monthly service fee paid by Party A.

ARTICLE 10	CONFIDENTIALITY

1.	Without the other Party’s consent, neither Party shall disclose the content of this Agreement or any confidential information of the other Party (collectively, “Confidential Information”) to any third party or the public. The confidentiality term is five (5) years from the day of disclosure. This article survives the termination of this Agreement.

2.	Each Party shall use reasonable caution to keep confidential of the business secrets of the other Party obtained in connection with this Agreement, and shall not disclose such business secrets to any third party without the written consent of the owner of such business secret.

3.	No confidential information will be treated as Confidential Information if:

•	its has been in the possession or knowledge of the receiving Party prior to its receipt of such information from the other Party;

•	it has been known by the public without breach of this Agreement;

•

it is disclosed as required by the order of court with jurisdiction or the competent authorities; provided, however that the receiving Party shall notify the disclosing Party of it in advance to allow the disclosing Party having opportunity to defense, and limit or prevent its occurrence;

•	it is disclosed to the third party under the written authorization by the disclosing Party; and

•	Party B may announce in writing or orally throughout the term of this Agreement that Party A is one of its users.

ARTICLE 11	FORCE MAJEURE

Force Majeure may include without limitation earthquake, typhoon, war, governmental action, change or adjustment in laws, regulations or policies, fire occurring due to any reason not attributable to either Party, and any other event which neither Party can foresee, or prevent or avoid the occurrence and consequence of. The affected Party shall provide a timely notice to the other Party of the occurrence of the Force Majeure event. The Parties shall, according to the extent of the influence of the Force Majeure event on this Agreement, decide whether to terminate this Agreement through negotiations, or waive all or partial obligations of the affected Party hereunder.

ARTICLE 12	DISPUTE RESOLUTION

Any dispute arising from the performance of this Agreement shall be firstly resolved by the Parties through friendly negotiation. If negotiations fail, the Parties agree to submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules.

ARTICLE 13	MISCELLANEOUS

1.	Any issue not contemplated herein shall be resolved by the Parties through negotiation.

2.	In the event that certain item of services is early terminated, the remaining services shall still be performed.

3.	This Agreement, the Appendices hereto, and any other supplemental hereto from time to time are deemed as an integral part of this Agreement.

4.	This Agreement is made in four (4) original copies, each Party holding two (2) copies. This Agreement becomes effective upon authorized signature and affixture of seals of each Party. The four (4) copies have the same legal effect.

Party A: Beijing 21Vianet Broad Band server room Co., Ltd.

/s/ Xiao Feng

(company seal)

Date: June 28, 2009

Party B: 21Vianet Engineering Technology Services Co., Ltd.

/s/ Authorized signatory of 21Vianet Engineering Technology Services Co., Ltd.

(company seal)

Date: June 28, 2009

Appendix

I.	Facilities to be maintained include:

1.	Power System

a)	Two (2) high voltage systems

b)	Diesel generator

c)	UPS system

d)	Battery

e)	Low voltage system;

2.	Air-conditioning System

a)	Cool water device

b)	Cooling tower

c)	Plate heat exchanger

d)	Back-up reservoir

e)	Other equipment in the cooling water system, such as, pump, water replenishing appliance, valve, pressure meter, thermometer;

f)	Precise air-conditioner in the IDC server room;

g)	Other equipment in the cooling water system, such as, pump, water replenishing appliance, water softening system, valve, filter, pressure meter, thermometer;

h)	VRV air-conditioner

3.	Monitoring and Weak Current System

a)	CCTV television monitoring system

b)	Entrance access control system

c)	Integrated monitoring system (including, the temperature and humidity, power distribution monitoring, air-conditioning monitoring, monitoring of power generator, and monitoring of water and diesel leakage inside the IDC server room)

4.	Fire Prevention System

a)	Temperature sensor, smoke sensor, and fire alarm system;

b)	Very early smoke detection apparatus;

c)	Gas fire extinguishing system.

II.	Content of Operation Maintenance Work:

1.	Power and environment monitoring inside IDC server room

To provide a 7*24 monitoring of power supply and environment inside the IDC server room, and conduct regular inspection on the electricity room, air-conditioner room, power generator room and all the other server rooms, to ensure the normal and reliable operation of equipment.

2.	Maintenance of equipment in the IDC server room

To conduct daily maintenance on the Facilities including transformers, switchgear assemblies, UPS, batteries, power generators, and air-conditioners, etc., according to the content and timeline specified in the facilities maintenance schedule, as well as the maintenance procedure.

3.	Solution of problems related to facilities and environment of the IDC server room

To solve or procure the manufacturers to solve the problems or troubles in a timely manner, related to the Facilities in the IDC server room, including the UPS, diesel power generator, power distribution system and monitoring system, etc.

4.	Recording and documentation of monitoring data

To conduct and maintain a good recording of monitoring data, provide all kinds of data and statements on a regular basis, identify the unreasonable practice in the course of operation by analyzing the original operation maintenance data, and provide improvement suggestion.

7*24-hours on-duty + inspection + equipment maintenance + trouble shooting for certain equipment

	Item	Content	Remark
On-duty inspection and emergency handling	Environment of IDC server room	7*24 monitoring on temperature and humidity 7*24 water leakage alarm and monitoring

	Monitoring on equipment	7*24 integrated monitoring on UPS and air-conditioners
	Inspection on environment in IDC server room	Inspection on environment in the IDC server room once a day
	Inspection on equipment in IDC server room	Inspection of power distribution room, and air-conditioner room twice a day
Handling of emergencies related to power distribution, environment, fire prevention, natural disasters in IDC server room

Measures for handling emergencies, including the interruption of power supply, break-down of equipment, water leakage, temperature beyond limitation, or fire, to ensure the operation of the IDC server room and reporting of urgency

Maintenance of equipment	Maintenance and management	Preparation of equipment maintenance schedule
Regular maintenance of equipment
Purchase and management maintenance materials
Management of assets		Management of equipment assets

III.	Maintenance Personnel

1.	Manager (Engineer), number: 1

Basic Information about Position

Title	Manager (Engineer)	Superior	Facilities Maintenance Director	Department	Facilities Maintenance

Major Responsibilities

1. To prefect the inspection policy, measures and standards related to Facilities (UPS, diesel power generator, air-conditions and power distribution system, etc.) in IDC server room.

2. To manage the Facilities-related on-duty and maintenance personnel, to ensure the stable operation of the facilities maintenance department.

3. To monitor and direct the maintenance engineers to conduct daily maintenance on the Facilities including UPS, batteries, and air-conditioners.

4. To conduct, or organize engineers and related parties to conduct, trouble shooting and elimination of hidden danger, in the event of the breaking down of Facilities.

5. To identify the unreasonable practice in the course of operation by analyzing the original operation maintenance data, and provide improvement suggestion accordingly.

Required office equipment

Notebook	1 set

2.	Supervisor, number: 2

Basic Information about Position

Title	Supervisor	Superior	Manager (Engineer)	Department	Facilities Maintenance

Major Responsibilities

1. To establish the plan of inspection of Facilities (UPS, diesel power generator, air-conditions and power distribution system, etc.) in the IDC server room. And to conduct daily maintenance on the Facilities including UPS, batteries, and air-conditioners.

2. To solve or procure the manufacturers to solve the problems or troubles in a timely manner, related to the Facilities in the IDC server room.

3. To identify the unreasonable practice in the course of operation by analyzing the original operation maintenance data, and provide improvement suggestion accordingly.

Required office equipment

Desktop	1 set

3.	On-duty electrician, number: 25

Basic Information about Position

Title	On-duty Electrician	Superior	Manager (Engineer)	Department	Facilities Maintenance

Major Responsibilities

1. To conduct a 7*24-hours monitoring and inspection on the Facilities in the IDC server room.

2. To give a timely notice in the event of any problem related to Facilities and environment of the IDC server room, and handle the emergent issues.

3. To assist the maintenance engineers in conducting daily maintenance and trouble shooting.

Required office equipment

Desktop	1 set